EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Form S-4 of Discovery Holding Company of our reports dated February 14, 2008 relating to the financial statements of Discovery Communications Holding LLC and Discovery Communications, Inc., which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Registration Statement.
/s/PricewaterhouseCoopers LLP
McLean, VA
July 18, 2008